EXHIBIT 4.2

THIRD AMENDMENT TO RIGHTS AGREEMENT

THIS THIRD AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is made as of this 27th day of July, 2007 by and between Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

WHEREAS, on or about August 1, 1997, the Company entered into a Rights Agreement with Registrar and Transfer Company (the “Rights Agreement”);

WHEREAS, on or about July 1, 2002, the Company entered into an Agreement of Substitution and Amendment of Rights Agreement with the Rights Agent substituting Rights Agent as the rights agent under the Rights Agreement;

WHEREAS, on or about July 26, 2007, the Company entered into a Second Amendment to Rights Agreement with Rights Agent;

WHEREAS, the Company wishes to amend the Rights Agreement as set forth herein and in accordance with Section 27 thereof; and

WHEREAS, the Board of Directors of the Company authorized and approved this amendment on July 27, 2007;

NOW, THEREFORE, in consideration of the foregoing and of other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Section 7 of the Rights Agreement is hereby amended by deleting the date “August 1, 2007” set forth therein and inserting “August 1, 2008” in lieu thereof.

2.	The Form of Rights Certificate attached to the Rights Agreement as Exhibit B is hereby amended by deleting all references to the date “August 1, 2007” set forth therein and inserting “August 1, 2008” in lieu thereof.

3.	The Rights Agreement, as amended by this Amendment, shall remain in full force and effect.

4.	This Amendment may be executed in one or more counterparts, each of which shall together constitute one and the same document.

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IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

NABI BIOPHARMACEUTICALS

By:	/s/ Jordan I. Siegel
Name:	Jordan I. Siegel
Title:	Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President